Exhibit 5(b)

                 KALMAR POOLED INVESTMENT TRUST

             KALMAR GROWTH-WITH-VALUE MICRO CAP FUND

                  INVESTMENT ADVISORY AGREEMENT



      AGREEMENT,  made  by  and between KALMAR POOLED INVESTMENT  TRUST,  a

Delaware  business  trust (the "Trust"), on behalf of  KALMAR  GROWTH-WITH-

VALUE  MICRO  CAP  FUND  (the "Fund"), and KALMAR  INVESTMENT  ADVISERS,  a

Delaware business trust (the "Investment Adviser").

                      W I T N E S S E T H:

      WHEREAS,  the Trust has been organized and operates as an  investment company  registered under the Investment Company Act of  1940,  as  amended

(the  "1940  Act") and engages in the business of investing and reinvesting its assets in securities; and

      WHEREAS,  the  Investment Adviser is a registered Investment  Adviser under  the Investment Advisers Act of 1940, as amended (the "Advisers Act")

and  engages  in the business of providing investment management  services;

and

     WHEREAS, the Trust has selected the Investment Adviser to serve as the investment adviser for the Fund effective as of the date of this Agreement.

      NOW,  THEREFORE,  in  consideration of the  mutual  covenants  herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

      1.    The  Trust on behalf of the Fund hereby employs the  Investment

Adviser to manage the investment and reinvestment of the Fund's assets  and to  administer  its  affairs, subject to the  direction  of  the  Board  of

Trustees  and  officers  of the Trust, for the  period  and  on  the  terms

hereinafter  set  forth.   The  Investment  Adviser  hereby  accepts   such

employment and agrees during such period to render the services and  assume the obligations herein set forth for the compensation herein provided.  The
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Investment  Adviser  shall for all purposes herein,  be  deemed  to  be  an independent contractor, and shall, unless otherwise expressly provided  and authorized, have no authority to act for or to represent the Trust  or  the

Fund in any way, or in any way be deemed an agent of the Trust or the Fund.

The Investment Adviser shall regularly make decisions as to what securities to  purchase and sell on behalf of the Fund and shall record and  implement such  decisions and shall furnish the Board of Trustees of the  Trust  with such  information  and  reports regarding the  Fund's  investments  as  the

Investment  Adviser deems appropriate or as the Trustees of the  Trust  may

reasonably  request.   Subject to compliance with the requirements  of  the

1940  Act, the Investment Adviser may retain as a sub-adviser to the  Fund,

at  the Investment Adviser's own expense, any investment adviser registered under the Advisers Act.

      2.    The  Fund shall conduct its own business and affairs and  shall bear  the expenses and salaries necessary and incidental thereto including,

but  not  in  limitation  of  the foregoing, the  costs  incurred  in:  the maintenance of its corporate existence; the maintenance of its  own  books,

records  and procedures; dealing with its own shareholders; the payment  of dividends; transfer of stock, including issuance, redemption and repurchase of  shares;  preparation  of share certificates;  reports  and  notices  to shareholders;  calling and holding of shareholders' meetings; miscellaneous

office   expenses;  brokerage  commissions;  custodian  fees;   legal   and

accounting  fees;  and  taxes.  Partners and employees  of  the  Investment

Adviser may be trustees, directors, officers and employees of the funds  of which  the  Investment Adviser serves as investment adviser.  Partners  and employees  of  the  Investment Adviser who are  trustees,  officers  and/or employees  of the Trust shall not receive any compensation from  the  Trust for acting in such dual capacity.

      In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Trust may obtain office space and
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facilities  from the Investment Adviser and will reimburse  the  Investment

Adviser for its rent or other expenses thereby incurred.

      3.    (a)  The Investment Adviser shall place and execute Fund orders for  the  purchase  and  sale of portfolio securities with  broker-dealers.

Subject  to  the  obtaining the best available prices  and  execution,  the

Investment Adviser is authorized to place orders for the purchase and  sale of  portfolio securities for the Fund with such broker-dealers  as  it  may

select  from  time  to  time.   Subject  to  subparagraph  (b)  below,  the

Investment  Adviser is also authorized to place transactions  with  brokers who provide research or statistical information or analyses to the Fund, to the  Investment  Adviser, or to any other client for which  the  Investment

Adviser  provides investment advisory services.  Subject to  obtaining  the best  available prices and execution, the Investment Adviser may also place brokerage  transactions with broker-dealers who sell shares  of  the  Fund.

Broker-dealers  who sell shares of the Fund shall only receive  orders  for the purchase or sale of portfolio securities to the extent that the placing of  such orders is in compliance with the Rules of the U.S. Securities  and

Exchange  Commission  and the National Association of  Securities  Dealers,

Inc.   The  Investment Adviser also agrees that it will cooperate with  the

Trust  to execute instructions that brokerage transactions be allocated  to brokers or dealers who provide benefits directly to the Fund.

          (b)  Notwithstanding the provisions of subparagraph (a) above and subject  to such policies and procedures as may be adopted by the Board  of

Trustees and officers of the Trust, the Investment Adviser is authorized to pay  a member of an exchange, broker or dealer an amount of commission  for effecting  a  securities transaction in excess of the amount of  commission another  member  of an exchange, broker or dealer would  have  charged  for effecting that transaction, in such instances where the Investment  Adviser has  determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by
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such  member,  broker or dealer, viewed in terms of either that  particular transaction  or  the  Investment  Adviser's overall  responsibilities  with respect  to  the  Fund and to other funds for which the Investment  Adviser exercises investment discretion.

      (c)   The  Investment  Adviser  is  authorized  to  direct  portfolio transactions  to a broker which is an affiliated person of  the  Investment

Adviser or the Fund in accordance with such standards and procedures as may be  approved by the Board in accordance with 1940 Act Rule 17e-1, or  other

rules   promulgated  by  the  Securities  and  Exchange  Commission.    Any

transaction  placed with an affiliated broker must (i) be  placed  at  best price and execution, and (ii) may not be a principal transaction.

      4.    As compensation for the services to be rendered to the Fund  by the Investment Adviser under the provisions of this Agreement, the Trust on behalf  of  the  Fund shall pay to the Investment Adviser from  the  Fund's assets an annual fee equal to 1.00% of the daily average net assets of  the

Fund,  payable  on  a  monthly basis, subject to reduction  to  the  extent necessary to comply with the most stringent limits prescribed by any  state in which the Fund's shares are offered for sale.

      If  this  Agreement is terminated prior to the end  of  any  calendar month, the management fee shall be prorated for the portion of any month in which  this  Agreement is in effect according to the proportion  which  the number of calendar days, during which the Agreement is in effect, bears  to the  number of calendar days in the month, and shall be payable  within  10 days after the date of termination.

      5.    The  services to be rendered by the Investment Adviser  to  the

Trust on behalf of the Fund under the provisions of this Agreement are  not to  be deemed to be exclusive, and the Investment Adviser shall be free  to render  similar or different services to others so long as its  ability  to render  the  services provided for in this Agreement shall not be  impaired thereby.

      6.    The Investment Adviser, its partners, employees, and agents may engage  in  other  businesses, may render investment advisory  services  to other investment companies, or to any other corporation, association,  firm or  individual, and may render underwriting services to the Trust on behalf of  the  Fund or to any other investment company, corporation, association,

firm or individual.

      7.    In  the  absence  of  willful  misfeasance,  bad  faith,  gross negligence,  or a reckless disregard of the performance of  duties  of  the

Investment Adviser to the Fund, the Investment Adviser shall not be subject to liabilities to the Fund or to any shareholder of the Fund for any action or  omission  in  the  course  of, or connected  with,  rendering  services hereunder or for any losses that may be sustained in the purchase,  holding or sale of any security, or otherwise.

      8.   In accordance with the Agreement and Declaration of Trust of the

Trust,  in  the event that the Investment Adviser ceases to be  the  Fund's investment  adviser for any reason, the Trust will (unless  the  Investment

Adviser  otherwise agrees in writing) promptly take all necessary steps  to propose  to  the Fund's shareholders at the next regular meeting  that  the

Fund change to a name not including the word "Kalmar."

      9.    This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Fund. It shall continue in effect for a period  of two  years  and may be renewed thereafter only so long as such renewal  and continuance  is  specifically approved at least annually by  the  Board  of

Trustees  or by vote of a majority of the outstanding voting securities  of the Fund and only if the terms and the renewal hereof have been approved by the  vote  of  a majority of the Trustees of the Trust who are not  parties hereto or interested persons of any such party, cast in person at a meeting called  for the purpose of voting on such approval.  No amendment  to  this

Agreement shall be effective unless the terms thereof have been approved by
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the vote of a majority of the outstanding voting securities of the Fund and by  the vote of a majority of Trustees of the Trust who are not parties  to the Agreement or interested persons of any such party, cast in person at  a meeting called for the purpose of voting on such approval.  Notwithstanding the  foregoing, this Agreement may be terminated by the Trust at any  time,

without  the  payment  of a penalty, on sixty days written  notice  to  the

Investment Adviser of the Trust's intention to do so, pursuant to action by the  Board of Trustees of the Trust or pursuant to a vote of a majority  of the  outstanding voting securities of the Fund.  The Investment Adviser may terminate  this Agreement at any time, without the payment  of  penalty  on

sixty  days' written notice to the Trust of its intention to do  so.   Upon

termination of this Agreement, the obligations of all the parties hereunder shall  cease and terminate as of the date of such termination,  except  for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Trust to pay to  the

Investment Adviser the fee provided in Paragraph 4 hereof, prorated to  the date  of termination.  This Agreement shall automatically terminate in  the event of its assignment.

      10.   This  Agreement shall extend to and bind the heirs,  executors,

administrators and successors of the parties hereto.

     11.  For the purposes of this Agreement, the terms "vote of a majority

of   the   outstanding  voting  securities";  "interested   persons";   and

"assignment" shall have the meaning defined in the 1940 Act.



      IN  WITNESS  WHEREOF, the parties hereto have caused their  corporate seals  to  be affixed and duly attested and their presents to be signed  by their duly authorized officers this 18th day of _________________, 1996.

Attest:                       KALMAR POOLED INVESTMENT TRUST



_________________________     By:______________________________
                                 Ford B. Draper, Jr., Chairman
                                   and President


Attest:                       KALMAR INVESTMENT ADVISERS



_________________________     By:______________________________
                                 Ford B. Draper, Jr., Chairman
                                   and President



179790.1